SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 20, 2024

GEOVAX LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39563	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380
Smyrna, Georgia 30080
(Address of principal executive offices) (Zip code)

(678) 384-7220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GOVX	The Nasdaq Capital Market
Warrants to Purchase Common Stock	GOVXW	The Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Company,” “us” or “we”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “believe,” “look forward to,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “desire,” “target,” “potential,” “is likely,” “will,” “expect” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Except as required by law, the Company does not undertake to update its forward-looking statements.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 20, 2024, the Company received a letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it failed to comply with Nasdaq’s shareholder approval requirements set forth in Nasdaq Listing Rule 5635(d) (the “Rule”), which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the Minimum Price (as defined in the Rule), in connection with the Company’s private placement that closed on May 21, 2024.  The Letter also notified the Company of the Staff’s determination that the Company had remediated the deficiency and regained compliance with the Rule, and the matter is now closed, as further described herein.

Nasdaq’s Letter has no effect on the listing of the Company’s Common Stock (as defined below) on The Nasdaq Capital Market.

On May 16, 2024, the Company entered into a securities purchase agreement to issue $1.3 million in common stock and warrants (the “Offering”). The Offering included 802,844 shares of common stock and warrants (the “Common Warrants”) to purchase up to 1,605,688 shares of common stock (“Units”) at a price of $1.68 per Unit. The Nasdaq Official Closing Price (“NOCP”) for GeoVax was $1.65 as of May 20, 2024, and the five-day average NOCP for the period then ended was $1.70. The Units were priced at $1.68; however, after attributing a value of $0.25, which represents 200% warrant coverage, the Minimum Price would need to be $1.90 per Unit.  When the Company entered into the Offering, the Company had 2,308,309 shares of common stock outstanding.  As such, the Offering represented a greater than 20% issuance of the common stock outstanding and was priced below the Minimum Price. In light of the foregoing, the Company was required to obtain prior shareholder approval under the Rule.

As disclosed in Item 3.03 of this Report, on June 14, 2024, the Common Warrants were amended such that any exercise of the warrant is subject to shareholder approval, thereby eliminating the need to attribute any value to the Common Warrants.  As a result, the purchase price in the Offering is above the Minimum Price. Accordingly, the Staff has determined, that the Company complies with the Rule and the matter is now closed.

The Company, by filing this Form 8-K, discloses its receipt of the notification from Nasdaq in accordance with Nasdaq Listing Rule 5810(b)

Item 3.03	Material Modification to Rights of Security Holders.

On June 14, 2024, the Company entered a side letter with an institutional investor (the “Investor”) dated June 14, 2024 (the “Side Letter”) to amend the Common Stock Purchase Warrant dated as of May 21, 2024 (the “Warrant”), issued by the Company to the Investor, to amend the definition of “Initial Exercise Date” to be “the date on which the approval, as required by the applicable rules and regulations of the Trading Market, from the Company’s stockholders with respect to the issuance of this Warrant is obtained.”

The foregoing description of the Side Letter is qualified in its entirety by reference to the Side Letter, which is attached as Exhibit 4.1 attached hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Side Letter dated June 14, 2024, by and between the Company and the Investor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2024

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer

3